Exhibit (q)(1)

GMO ETF TRUST

POWER OF ATTORNEY

We, the undersigned trustees of GMO ETF Trust, a statutory trust organized under the laws of the State of Delaware, hereby severally constitute and appoint each of Douglas Y. Charton and Kevin O’Brien, singly, our true and lawful attorney, with full power to him to sign for each us, and in each of our names and in the capacity indicated below, the Registration Statement of GMO ETF Trust on Form N-lA and any and all amendments thereto (including pre- and post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorney lawfully could do or cause to be done by virtue hereof. This document supersedes and revokes any prior Power of Attorney executed by me in my capacity as trustee of GMO ETF Trust.

Witness each of our hands on the date set forth below.

Signature	Title	Date

/s/ Paul Braverman	Trustee	June 25, 2026
Paul Braverman

/s/ Enrique Chang	Trustee	June 25, 2026
Enrique Chang

/s/ Dina Santoro	Trustee	June 25, 2026
Dina Santoro

/s/ Peter Tufano	Trustee	June 25, 2026
Peter Tufano